Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

AMERICAN HEALTHWAYS PRODUCES FIRST-QUARTER FISCAL 2006 EARNINGS
AT HIGH END OF GUIDANCE ON 27% INCREASE IN REVENUES

Reports Expansion in Annualized Backlog to $40.2 Million

Affirms Fiscal 2006 Guidance and Establishes Second-Quarter Guidance

NASHVILLE, Tenn. (Dec. 21, 2005) – Ben R. Leedle, Jr., president and chief executive officer of American Healthways, Inc. (NASDAQ: AMHC), today announced financial results for the first quarter ended November 30, 2005. Revenues increased 27% for the first quarter to $90,592,000 from $71,186,000 for the first quarter of fiscal 2005. Net income was $6,456,000, or $0.18 per diluted share, for the first quarter of fiscal 2006. Consistent with the Company’s guidance, these results included per-share costs of $0.06 related to the Company’s long-term incentive (LTI) compensation program; $0.06 related to the Company’s participation in two Medicare Health Support (MHS) pilots; and $0.01 related to international initiatives. Excluding these costs, the Company’s core commercial business produced earnings of $0.31 per diluted share for the first quarter of fiscal 2006, up 41% from net income per diluted share of $0.22 for the first quarter of fiscal 2005, which was all attributable to the core commercial business.

COMPARISON OF COMPONENTS OF FIRST-QUARTER FISCAL 2006 AND FISCAL 2005
NET INCOME PER DILUTED SHARE
(See pages 10-11 for a reconciliation of GAAP and non-GAAP results)

	Three Months Ended Nov. 30,				% Change

	2005		2004

Core commercial	$0.31		$0.22	(1)	41%
LTI	(0.06	)(2)	(0.04	)(3)

Core commercial after LTI	0.25		0.18		39%
MHS	(0.06)		—
International	(0.01)		—

	$0.18	(1)	$0.18

(1) EPS, GAAP basis.

(2) Represents equity-based compensation costs, net of tax, of $1,945,000 expensed under Statement of Financial Accounting Standards (“SFAS”) No. 123(R) beginning on September 1, 2005 and cash-based awards, net of tax, of $155,000 issued in lieu of equity-based compensation that was historically granted to certain levels of management.

(3) Represents the net pro forma impact of equity-based compensation for first-quarter fiscal 2005.

AMHC Reports First-Quarter Results

December 21, 2005

         “We are pleased to report that the first quarter’s financial results met the high end of our earnings guidance and that the Company achieved further substantial operational progress for the quarter,” remarked Leedle. “We continued to leverage the significant earnings momentum in our core commercial business - up 41% compared with the first quarter of fiscal 2005 - to support our major initiatives to expand our addressable markets. These initiatives include our participation in the MHS pilots, our early-stage development of international opportunities and our innovative strategies to drive the evolution of health and care support solutions beyond disease management with proprietary, proactive health support for whole populations. As a result of our first-quarter performance, we remain confident of achieving our goals for fiscal 2006, even as we position the Company to achieve significant long-term profitable growth.”

         Additional highlights of the Company’s performance to-date in fiscal 2006 include:

•

Strong Growth Achieved in Self-Insured Employer Lives Under Management and in Backlog – Reflecting high employer demand for disease management and care enhancement services, the Company produced a 64% increase in self-insured employer lives under management to 666,000 at the end of the first quarter of fiscal 2006 from 405,000 at the end of the first quarter of fiscal 2005.

In addition, estimated annualized revenues in backlog from self-insured employers nearly tripled during the first quarter of fiscal 2006 from year-end fiscal 2005, driving estimated annualized revenues in the overall backlog to $40,172,000 at the quarter’s end. The backlog stood at approximately $32,578,000 at the end of fiscal 2005, including approximately $11 million related to the CIGNA MHS pilot that was launched during the first quarter. Reflecting the growth in self-insured employer business, the Company had contracts with 437 specifically identifiable employers at the end of the first quarter of fiscal 2006, up from 265 and 372 at the end of the first and fourth quarters of fiscal 2005, respectively.

The Company’s total lives under management at the end of the first quarter of fiscal 2006 increased 28% to 1,814,000 from 1,419,000 at the end of the first quarter of fiscal 2005.

•

Increased Core Commercial Business through New, Expanded or Extended Contracts and New Product Development – In addition to expanding the core commercial business through growth in self-insured employer lives, the Company has also entered a new, multi-plan, regional Medicare Advantage agreement, expanded and extended four existing health plan contracts since the start of fiscal 2006, and achieved developmental milestones on two new products.

The Company yesterday announced a new three-year disease management agreement with Blue Cross and Blue Shield of Minnesota, who has been contracted to provide medical management services for the Medicare Advantage plans offered across Region 19 by the Blue Cross Blue Shield Northern Plains Alliance. The Alliance includes the independent Blue Cross and Blue Shield licensees in the states of Iowa, Minnesota, Montana, Nebraska, North Dakota, South Dakota and Wyoming. Under this contract, the Company will provide congestive heart failure services to members of the newly formed regional entity’s Medicare Advantage health plans.

Also yesterday, the Company announced the expansion of its long-term relationship with CIGNA through the initiation of a program for high risk obesity, which is a new product for the Company, once more broadening its solution portfolio and value proposition. The program begins Jan. 1, 2006 and will assist members with metabolic syndrome, a condition related to overweight/obesity, physical inactivity and genetic factors.

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AMHC Reports First-Quarter Results

December 21, 2005

In the third contract expansion or extension with Blue Cross Blue Shield of Massachusetts (BCBSMA), the Company expanded its program serving high-risk diabetes members to include all diabetes members and extended the program for two additional years, through September 2007. The Company’s initial relationship with BCBSMA began in 2001 and now also includes programs for their members with congestive heart failure, chronic kidney disease and end stage renal disease.

During the first quarter, the Company also signed its 9th and 10th agreements to provide services to members of the Federal Employee Program (FEP) as part of its relationship with Blue Cross Blue Shield of Utah and Blue Cross Blue Shield of Kansas City. Both programs will focus on serving federal employees and dependents who have diabetes and/or cardiac disease. These agreements reflect continuing validation of the effectiveness of the Company’s programs in improving health and reducing cost and also the Federal government’s keen interest in chronic care improvement efforts both as an employer and a payer.

American Healthways also confirmed favorable first-year results for its phase 1 oncology program, including a first-year return on investment for customers of over 200%. Development on phase 2 of the product design is already underway.

•

Rising Engagement in Maryland/DC MHS Pilot Now Exceeds 80% - The Company has continued to exceed its expectations for engagement of targeted Medicare beneficiaries for diabetes and congestive heart failure services under its MHS pilot serving approximately 20,000 people in Maryland and the District of Columbia. Having now contacted approximately 17,000 beneficiaries since the pilot’s August 1st launch, the Company has engaged over 80% of the targeted population with an approximate 4% opt-out rate. In addition to validating the Company’s experience with, and processes for engaging, Medicare beneficiaries, this better-than-expected rate of engagement is also attributable to the planning, preparation and support of the MHS pilots by staff at the Centers for Medicare and Medicaid Services (CMS). The Company intends to continue its efforts to contact the remaining targeted Medicare beneficiaries and expects additional success in engaging those beneficiaries as they are reached.

Although the Company does not intend to provide detailed information regarding its role as a subcontractor to CIGNA for their MHS pilot serving approximately 20,000 Medicare beneficiaries in Georgia that launched in September, the Company has continued to leverage its experience in its Maryland/DC MHS pilot to enhance its performance in the Georgia MHS pilot as well.

•

Whole Population Health and Care Support Service Initiatives Gain Traction with Employers – The Company continues to make progress in its innovative initiatives to develop and implement health and care support programs that go beyond disease management to meaningfully engage whole populations. Representative of the potential market for these next-generation initiatives, Health IQ’s consumer-directed health support services are experiencing significant market interest as evidenced by the more than doubling of the number of employer contracts for these services since the Company acquired Health IQ Diagnostics in June 2005.

•

Substantially Expanded Credit Facility and Strengthened Financial Position – During the first quarter of fiscal 2006, the Company amended its credit facility to, among other things, increase the size of the facility from $150 million to $250 million, with an additional $50 million accordion feature. With expected capital expenditures planned for fiscal 2006 of $17 million to $20 million, and, at the end of the first quarter of fiscal 2006, cash and cash equivalents of $68,677,000 and stockholders’ equity of $222,899,000, this untapped credit facility strengthens the Company’s ability to implement its growth strategies.

Financial Guidance

         Based on the Company’s first-quarter results and its outlook for the remainder of the fiscal year, American Healthways today affirmed its established financial guidance for fiscal 2006. The Company’s guidance for revenues for fiscal 2006 is in a range of $412 million to $432 million. The

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AMHC Reports First-Quarter Results

December 21, 2005

MHS pilots are expected to account for $22 million to $25 million of these revenues, with the remainder produced by the Company’s core commercial business. The Company’s guidance does not include any revenues from international sources for fiscal 2006.

         The Company’s guidance for net income per diluted share for fiscal 2006 is in a range of $1.10 to $1.14, which includes the expected impact of the Company’s LTI compensation program of $0.24 per diluted share. Excluding these costs, the Company’s guidance for net income per diluted share for fiscal 2006 is in a range of $1.34 to $1.38.

         The Company continues to expect the MHS pilots to be accretive to its earnings per share for fiscal 2006, both for the 12 months comprising fiscal 2006 and cumulatively, including the expenses recorded in the second half of fiscal 2005 associated with preparation and initial operation of the pilots. As a result, the Company’s earnings guidance for fiscal 2006 includes net income of $0.10 to $0.11 per diluted share from the MHS pilots. In addition, the Company’s earnings guidance for fiscal 2006 includes the costs of anticipated investment in international initiatives totaling $0.05 to $0.06 per diluted share. The Company’s core commercial business, excluding long-term incentive program costs, is expected to produce net income per diluted share in a range of $1.29 to $1.33 for fiscal 2006.

         The Company also today established its guidance for net income per diluted share for the second quarter of fiscal 2006 in a range of $0.19 to $0.20, including the anticipated impact of $0.06 from the Company’s LTI compensation program. Excluding the LTI costs, the Company’s guidance for second-quarter net income per diluted share is in a range of $0.25 to $0.26. The Company’s second-quarter earnings guidance also includes (i) a $0.07 net cost impact of the MHS pilots; and (ii) a $0.01 expense related to on-going international investment. The Company’s core commercial business, excluding long-term incentive program costs, is expected to produce net income per diluted share in a range of $0.33 to $0.34 for the second quarter of fiscal 2006, compared with $0.24 for the second quarter of fiscal 2005.

COMPARISON OF FISCAL 2006 EPS GUIDANCE TO FISCAL 2005
AND COMPONENTS OF SECOND-QUARTER FISCAL 2006 GUIDANCE
(See pages 10-11 for a reconciliation of GAAP and non-GAAP results)

	Twelve Months				% Change	Three Months Ending Feb. 28, 2006 (Guidance)

	Ending Aug. 31, 2006 (Guidance)		Ended Aug. 31, 2005

Core commercial	$1.29 - 1.33		$1.03		25 - 29%	$0.33 - 0.34
MHS	0.10 - 0.11		(0.10)		—	(0.07)
International	(0.05 - 0.06)		—		—	(0.01)

Total before LTI	1.34 - 1.38		0.93	(1)	44 - 48%	0.25 - 0.26
LTI	(0.24	)(2)	(0.18	)(3)	—	(0.06	)(2)

Total after LTI	$1.10 - 1.14	(1)	$0.75		47 - 52%	$0.19 - 0.20	(1)

(1) EPS, GAAP basis.

(2) Represents costs of equity-based compensation expensed under SFAS No. 123(R) beginning on September 1, 2005 and cash-based awards issued in lieu of equity-based compensation that was historically granted to certain levels of management.

(3) Represents the net pro forma impact of equity-based compensation for fiscal 2005.

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AMHC Reports First-Quarter Results

December 21, 2005

Summary

         “We believe that American Healthways is uniquely positioned to leverage the expanding growth opportunity in health and care support to sustain significant short- and long-term profitable growth,” concluded Leedle. “As we drive the future of the industry beyond disease management to multi-channel distribution of whole population health and care support solutions, we remain differentiated by the comprehensiveness of our programs; our demonstrated ability to improve the quality and lower the cost of health care; our ability to scale in response to specific opportunities; the financial success of our business model; the strength of our financial position; and the deep human expertise driving our clinical and financial results. In short, we are the leading provider in a substantially expanding segment of the healthcare industry, and we are confident of our prospects for continued growth.”

Conference Call

         American Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.americanhealthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719/457-0820, code 8564223, and the replay will also be available on the Company’s Web site for the next 12 months. Any material information disclosed on the quarterly conference call that has not been previously disclosed publicly will be available on the Company’s website at www.americanhealthways.com.

Safe Harbor Provisions

         This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth below, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include: the timing and costs of implementation, and the effect, of regulations and interpretations relating to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003; the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its health plan contracts and/or its cooperative agreement with CMS ahead of data collection and reconciliation in order to provide forward-looking guidance; the Company’s ability to anticipate the rate of market acceptance of health and care support solutions and the individual market dynamics in potential international markets and the ability of the Company to accurately forecast the costs necessary to implement the Company’s strategy of establishing a presence in these markets; the Company’s ability to effectively manage any growth that it might experience; the Company’s ability to retain existing customers if they are acquired by other health plans which already have or are not interested in health and care support programs; the Company’s ability to sign and implement new contracts for health and care support services; the risks associated with a significant concentration of the Company’s revenues with a limited number of customers; the Company’s ability to effect cost savings and clinical outcomes improvements under health and care support contracts and reach mutual agreement with customers and/or CMS with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the ability of the Company to collect contractually earned performance incentive bonuses; the ability of the Company’s customers and/or

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AMHC Reports First-Quarter Results

December 21, 2005

CMS to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance under the terms of its health plan contracts; the Company’s ability to favorably resolve contract billing and interpretation issues with its customers; the Company’s ability to integrate the operations of Health IQ Diagnostics and other acquired businesses or technologies into the Company’s business; the ability of the Company to develop new products and deliver outcomes on those products; the ability of the Company to effectively integrate new technologies and approaches, such as those encompassed in its health and care support initiatives or otherwise licensed or acquired by the Company, into the Company’s health and care support platform; the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company to implement its health and care support strategy within expected cost estimates; the ability of the Company to obtain adequate financing to provide the capital that may be necessary to support the growth of the Company’s operations and to support or guarantee the Company’s performance under new contracts; unusual and unforeseen patterns of health care utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services, in the health plans with which the Company has executed a health and care support contract; the ability of the health plans to maintain the number of covered lives enrolled in the plans during the terms of the agreements between the health plans and the Company; the Company’s ability to attract and/or retain and effectively manage the employees required to implement its agreements; the impact of litigation involving the Company and/or its subsidiaries; the impact of future state and federal health care and other applicable legislation and regulations on the ability of the Company to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; current geopolitical turmoil and the continuing threat of domestic or international terrorism; general worldwide and domestic economic conditions and stock market volatility; and other risks detailed in the Company’s annual, quarterly, or other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements.

Company Profile

         American Healthways, Inc. is the nation’s leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of November 30, 2005, the Company had more than 1.8 million actual lives under management nationwide. For more information visit www.americanhealthways.com.

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AMHC Reports First-Quarter Results

December 21, 2005

AMERICAN HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended November 30,

	2005	2004

Revenues	$90,592	$71,186
Cost of services	63,845	45,972

Gross margin	26,747	25,214

Selling, general & administrative expenses	10,123	6,173
Depreciation and amortization	5,663	5,462
Interest	255	642

Income before income taxes	10,706	12,937
Income tax expense	4,250	5,175

Net income	$6,456	$7,762

Basic income per share:	$0.19	$0.24

Diluted income per share:	$0.18	$0.22

Weighted average common shares
and equivalents:
Basic	33,961	32,922
Diluted	35,973	35,289

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AMHC Reports First-Quarter Results

December 21, 2005

American Healthways, Inc.
Statistical Information
(Dollars in thousands)
(Unaudited)

	November 30, 2005	November 30, 2004

Operating Statistics
Actual lives under
management at end of period	1,814,000	1,419,000
Annualized revenue in backlog	$40,172	$38,557

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AMHC Reports First-Quarter Results

December 21, 2005

American Healthways, Inc.
Reconciliations of Non-GAAP Measures to GAAP Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Diluted Earnings Per Share Excluding Long-Term Incentive Program Costs to
Diluted Earnings Per Share (EPS), GAAP Basis

Three Months Ended November 30, 2005

Core commercial EPS excluding long-term incentive compensation program costs (1)	$0.31
Less: EPS attributable to long-term incentive compensation program costs (2)	(0.06)

Core commercial EPS including long-term incentive compensation program costs (3)	$0.25
Less: EPS attributable to MHS pilots (4)	(0.06)
Less: EPS attributable to international initiatives (5)	(0.01)

EPS, GAAP basis	$0.18

(1) Core commercial EPS excluding long-term incentive compensation program costs is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots, international initiatives, and long-term incentive compensation program costs from this measure and relies on core commercial EPS excluding long-term incentive program costs because of its comparability to the Company’s historical operations and financial statements. The Company believes it is useful to investors to provide disclosures of its operations on the same basis as that used by management. You should not consider core commercial EPS excluding long-term incentive compensation program costs in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(2) EPS attributable to long-term incentive compensation program costs includes costs of equity-based awards expensed under SFAS No. 123(R) beginning on September 1, 2005 and cash-based awards issued in lieu of equity-based awards that were historically granted to certain levels of management. These cash-based awards are a result of changes in the design of the Company’s long-term incentive compensation program in preparation for adopting SFAS No. 123(R).

(3) Core commercial EPS including long-term incentive compensation program costs is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots and international initiatives from this measure and relies on core commercial EPS including long-term incentive compensation program costs because of its comparability to the Company’s historical operations. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider core commercial EPS including long-term incentive compensation program costs in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(4) EPS attributable to MHS pilots includes revenues and costs associated with the operation of the MHS pilots in Maryland and the District of Columbia and in Georgia.

(5) EPS attributable to international initiatives includes costs to implement the Company’s strategy of establishing a presence in international markets.

Reconciliation of Pro Forma Diluted Earnings Per Share to
Diluted Earnings Per Share (EPS), GAAP Basis

	Three Months Ended November 30, 2004	Twelve Months Ended August 31, 2005

Pro forma EPS (6)	$0.18	$0.75
EPS attributable to net pro forma effect of equity-based compensation (7)	0.04	0.18

EPS, GAAP basis	$0.22	$0.93

(6) Pro forma EPS is a non-GAAP financial measure. The Company includes the net pro forma effect of equity-based compensation in this measure and provides pro forma EPS because of its comparability to the Company’s fiscal 2006 operating results and EPS guidance. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider pro forma EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(7) EPS attributable to net pro forma impact of equity-based compensation includes the net effect on earnings per share as if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 to equity-based employee compensation during fiscal 2005.

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AMHC Reports First-Quarter Results

December 21, 2005

American Healthways, Inc.
Reconciliations of Non-GAAP Measures to GAAP Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Diluted Earnings Per Share Guidance Excluding Long-Term Incentive Program Costs to
Diluted Earnings Per Share (EPS) Guidance, GAAP Basis

	Three Months Ended February 28, 2006	Twelve Months Ended August 31, 2006

EPS guidance excluding long-term incentive compensation program costs (8)	$0.25 - $0.26	$1.34 - $1.38
Less: EPS guidance attributable to long-term incentive compensation program costs (9)	(0.06)	(0.24)

EPS guidance, GAAP basis	$0.19 - $0.20	$1.10 - $1.14

(8) EPS guidance excluding long-term incentive compensation program costs is a non-GAAP financial measure. The Company excludes EPS attributable to the costs of its long-term incentive compensation program from this measure and provides EPS guidance excluding long-term incentive compensation program costs because of its comparability to the Company’s historical financial statements. The Company believes it is useful to investors to provide disclosures of its guidance on the same basis as that used by management. You should not consider EPS guidance excluding long-term incentive compensation program costs in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(9) EPS guidance attributable to long-term incentive compensation program costs includes costs of equity-based awards expensed under SFAS No. 123(R) beginning on September 1, 2005 and cash-based awards expected issued in lieu of equity-based awards that were historically granted to certain levels of management. These cash-based awards are a result of changes in the design of the Company’s long-term incentive compensation program in preparation for adopting SFAS No. 123(R).

Reconciliation of Core Commercial Diluted Earnings Per Share Guidance Excluding Long-Term Incentive Program Costs to
Diluted Earnings Per Share (EPS) Guidance, GAAP Basis

	Three Months Ended February 28, 2006	Twelve Months Ended August 31, 2006

Core commercial EPS guidance excluding long-term incentive compensation program costs (10)	$0.33 - $0.34	$1.29 - $1.33
EPS guidance attributable to MHS pilots (11)	(0.07)	0.10 - 0.11
Less: EPS guidance attributable to international initiatives (12)	(0.01)	(0.05 - 0.06)
Less: EPS guidance attributable to long-term incentive compensation program costs (9)	(0.06)	(0.24)

EPS guidance, GAAP basis	$0.19 - $0.20	$1.10 - $1.14

(9) EPS guidance attributable to long-term incentive compensation program costs includes costs of equity-based awards expensed under SFAS No. 123(R) beginning on September 1, 2005 and cash-based awards issued in lieu of equity-based awards that were historically granted to certain levels of management. These cash-based awards are a result of changes in the design of the Company’s long-term incentive compensation program in preparation for adopting SFAS No. 123(R).

(10) Core commercial EPS guidance excluding long-term incentive compensation program costs is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots, international initiatives, and long-term incentive compensation program costs from this measure and relies on core commercial EPS guidance excluding long-term incentive compensation program costs because of its comparability to the Company’s historical operations and financial statements. The Company believes it is useful to investors to provide disclosures of its guidance on the same basis as that used by management. You should not consider core commercial EPS guidance excluding long-term incentive compensation program costs in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(11) EPS guidance attributable to MHS pilots includes revenues and costs associated with the operation of the MHS pilots in Maryland and the District of Columbia and in Georgia.

(12) EPS guidance attributable to international initiatives includes anticipated costs to implement the Company’s strategy of establishing a presence in international markets.

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AMHC Reports First-Quarter Results

December 21, 2005

AMERICAN HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	November 30, 2005	August 31, 2005 (1)

Assets
Current assets:
Cash and cash equivalents	$68,677	$63,467
Restricted cash	3,839	3,811
Accounts receivable, net
Billed	49,377	39,539
Unbilled	1,206	1,158
Other current assets	6,848	5,681
Deferred tax asset	3,345	3,305

Total current assets	133,292	116,961

Property and equipment
Leasehold improvements	13,659	12,836
Computer equipment and related software	65,527	61,772
Furniture and office equipment	16,562	16,294

	95,748	90,902
Less accumulated depreciation	(55,921)	(51,114)

Net property and equipment	39,827	39,788

Other assets	2,358	2,065
Intangible assets, net	15,137	16,120
Goodwill, net	96,042	96,020

Total assets	$286,656	$270,954

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,680	$3,622
Accrued salaries and benefits	16,474	26,845
Accrued liabilities	5,404	5,006
Contract billings in excess of earned revenue	16,818	8,037
Income taxes payable	2,591	660
Current portion of long-term debt	167	163
Current portion of long-term liabilities	2,077	1,984

Total current liabilities	48,211	46,317

Long-term debt	386	416

Long-term deferred tax liability	5,457	8,236

Other long-term liabilities	9,703	9,055

Stockholders’ equity
Preferred stock
$.001 par value, 5,000,000 shares authorized,
none outstanding	—	—
Common stock
$.001 par value, 75,000,000 shares authorized,
34,121,574 and 33,808,518 shares outstanding	34	34
Additional paid-in capital	118,938	109,425
Retained earnings	103,927	97,471

Total stockholders’ equity	222,899	206,930

Total liabilities and stockholders’ equity	$286,656	$270,954

(1) Certain items have been reclassified to conform to current classifications.

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AMHC Reports First-Quarter Results

December 21, 2005

AMERICAN HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended November 30,

	2005	2004 (1)
Cash flows from operating activities:
Net income	$6,456	$7,762
Adjustments to reconcile net income to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	5,663	5,462
Amortization of deferred loan costs	117	164
Share-based employee compensation expense	3,221	—
Tax benefit of stock option exercises	(3,842)	1,142
Increase in accounts receivable, net	(9,886)	(4,881)
Increase in other current assets	(1,167)	(818)
Increase (decrease) in accounts payable	1,058	(4,492)
(Decrease) increase in accrued salaries and benefits	(10,371)	2,112
Increase in other current liabilities	15,167	1,134
Deferred income taxes	(2,822)	—
Other	741	571
Decrease in other assets	159	160

Net cash flows provided by operating activities	4,494	8,316

Cash flows from investing activities:
Acquisition of property and equipment	(4,716)	(2,098)
Business acquisitions, net of cash acquired	(22)	1,176

Net cash flows used in investing activities	(4,738)	(922)

Cash flows from financing activities:
Increase in restricted cash	(28)	(949)
Proceeds from issuance of long-term debt	—	48,000
Deferred loan costs	(569)	(730)
Tax benefit of stock option exercises	3,842	—
Payments of long-term debt	(26)	(71,109)
Exercise of stock options	2,235	1,124

Net cash flows provided by (used in) financing activities	5,454	(23,664)

Net increase (decrease) in cash and cash equivalents	5,210	(16,270)

Cash and cash equivalents, beginning of period	63,467	45,147

Cash and cash equivalents, end of period	$68,677	$28,877

(1) Certain items have been reclassified to conform to current classifications.

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